Exhibit 10.18.3

THIRD AMENDMENT TO LOAN AGREEMENT

This Third Amendment to Loan Agreement is made and entered into effective as of this 20th day of January, 2006 by and between SEI INVESTMENTS COMPANY, a Pennsylvania corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”, and, together with the Borrower, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties entered into a Loan Agreement effective as of July 26, 2001 (the “Loan Agreement”);

WHEREAS, the Agreement was previously amended by the First Amendment to Loan Agreement, dated as of September 15, 2003 (the “First Amendment”); and

WHEREAS the Agreement was previously amended by the Second Amendment to Loan Agreement, dated as of January 31, 2004 (the “Second Amendment”); and

WHEREAS, the Parties hereby desire to further amend the Loan Agreement (this amendment herein sometimes called the “Third Amendment”).

NOW, THEREFORE, the Parties agree as follows:

1. Changes in Credit Facility. Section “2(i)” of the Loan Agreement shall be amended and restated as follows:

(x) the guaranty by the Borrower of the obligations (not exceeding $82,800,000 in aggregate principal amount) of LSV Employee Group, LLC arising under that certain $82,800,000 credit agreement to be entered into prior to January 31, 2006 by such Person with LaSalle Bank, N.A. as Administrative Agent and the Lenders party thereto (as such credit agreement may be from time to time amended, restated or refinanced so long as the outstanding principal amount thereof is not increased by such amendment, restatement or refinancing) and obligations arising under interest rate hedging agreements in respect of a notional amount not exceeding $41,400,000 entered into by LSV Employee Group, LLC as required by such credit.

2. Effectiveness. This Third Amendment shall be effective upon delivery to Bank of an original of this Third Amendment, duly executed by Borrower, along with (unless waived by the Bank) certified resolutions of Borrower’s Board of Directors authorizing this Third Amendment.

3. Representations, Warranties and Covenants. The Borrower further represents and warrants that:

(A) This Third Amendment has been duly executed and delivered by Borrower, is authorized by all requisite corporate action of Borrower and is the legal, valid, binding and enforceable obligation of Borrower;

(B) The execution and delivery by the Borrower of this Third Amendment will not constitute a violation of any applicable law or a breach of any provision contained in Borrower’s Articles or Certificate of Incorporation or By-Laws, or contained in any order of any court or any other governmental agency or in any agreement, instrument or document to which Borrower is a party or by which Borrower or any of its assets or properties are bound;

(C) Except as previously waived by the Bank in writing, there is outstanding no Event of Default or event which with the giving of notice and/or the passage of time, would constitute an Event of Default under the Loan Agreement, as of the effective date of and after giving effect to this Third Amendment; and

(D) All representations, warranties and covenants as to the Borrower set forth in the Loan Agreement, as amended, or any of the other Loan Documents, as applicable, shall be deemed restated in all material respects as of the date hereof.

4. Miscellaneous.

(A) As amended hereby and by the First and Second Amendments, the Loan Agreement shall remain in full force and effect, and all references in the Loan Agreement, as amended (or other Loan Documents issued pursuant to the Loan Agreement, as amended), shall mean such Loan Agreement as amended hereby and by the First and Second Amendments.

(B) Capitalized terms used but not defined herein shall have the same meanings herein as in the Loan Agreement, as amended.

(C) The Borrower shall reimburse Bank for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Bank or for which the Bank becomes obligated in connection with or arising out of this Third Amendment.

(D) Except as amended hereby and by the First and Second Amendments, the Loan Agreement, as amended, shall be deemed confirmed and on-going in accord with its terms. Nothing herein, however, shall be deemed an acceptance or waiver as to proposed future changes in Borrower’s business and structure that, without the Bank’s consent and/or an additional amendment of the Loan Agreement, might otherwise be an Event of Default hereunder.

(E) This Third Amendment may be executed in counterparts, all of which constitute one instrument hereunder.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date noted above.

U.S. BANK N.A.		SEI INVESTMENTS COMPANY

By:	/s/ Patrick McGraw	By:	/s/ Kathy Heilig
	Patrick McGraw		Kathy Heilig
	Vice President		Controller